        EXHIBIT 77(O) MORGAN STANLEY DEAN WITTER SPECIAL VALUE FUND
        10f-3 transactions for the period July 1999- December 31, 1999

                                                                       TOTAL
                                                                       ISSUED/
                                 DATE       PRICE   SHARES     % OF    PRINCIPAL         PURCHASED
SECURITY                         PURCHASED  SHARE   PURCHASED  ASSETS  AMOUNT            BY FUND    BROKER(S)

American National Can Group     07/28/99   $ 17.00  125,000    0.751% $  510,000,000.00  0.417%     Credit Suisse First Boston


